UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020 (June 23, 2020)

YUNHONG INTERNATIONAL

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39226	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4 – 19/F, 126 Zhong Bei, Wuchang District, Wuhan, China People’s Republic of China	430061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +86 131 4555 5555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, one-half of one Warrant and one Right	ZGYHU	The NASDAQ Stock Market LLC
Class A Ordinary Shares, par value $0.001 per share	ZGYH	The NASDAQ Stock Market LLC
Warrants, each exercisable for one Class A Ordinary Share for $11.50 per share	ZGYHW	The NASDAQ Stock Market LLC
Rights, each exchangeable into one-tenth of one Class A Ordinary Share	ZGYHR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2020, Biqi Shao and Hao Yang resigned as members of the Board of Directors (the “Board”) of Yunhong International (the “Company”). Their resignations were for personal reasons and not due to any disagreement with the Company.

On June 23, 2020, the Board appointed Wan Zhang and Baibing Li to fill the vacancies on the Board created by the resignations, effective immediately.

Wan Zhang, age 32, has been serving as a Senior Manager at Taikang Bybo Dental Group since March 2020, leading its strategic planning and operations supervision. Prior to that, Ms. Zhang served as a Senior Manager at the Public Affairs Department of PKU Healthcare Group, an international enterprise in the healthcare industry, from June 2018 to August 2019, responsible for resource integration, project financing, policy research and strategic planning of the health sector. From May 2014 to May 2018, Ms. Zhang was a Manager and Board Secretary at Capital Healthcare Group, a state owned healthcare investment group. During her time at Capital Healthcare Group, she also served as Board Secretary and Assistant to Director of Operations at its subsidiary, Aiyuhua Women’s and Children’s Hospital. From November 2012 to March 2013, Ms. Zhang served as Assistant Board Secretary at Tsit Wing International Holdings Ltd., an international food and beverage service provider listed on Singapore Exchange [SGX:T26]. Prior to that, she was an auditor and Board Secretary of Hong Kong Albert YK Lau& Co Certified Public Accountants in Hong Kong from June 2010 to February 2012. Ms. Zhang received a bachelor’s degree from Wuhan University and a master’s degree from Lingnan University. We believe Ms. Zhang is qualified to serve on our Board due to her extensive investment management and board experience.

Baibing Li, age 28, served as the Brand and Operation Director and Overseas Marketing Director of Huachuan (Shanghai) Trading Co., Ltd., an e-commerce company, from December 2017 to March 2020, responsible for brand negotiation, online B2B and B2C operation and daily management. Prior to that, from March 2016 to December 2017, Ms. Li was a member of the founding team of Hubei Yifuren Health Consulting Management Co., Ltd., a company focused on postpartum care and recovery, responsible for corporate strategy, financing and daily management. Form July 2014 to January 2016, she was a Budget Manager and Art Commissioner at Trade Union of China Construction Second Engineering Bureau, Shanghai Branch. Ms. Li received a bachelor’s degree from Hubei University of Technology and is currently pursuing an MBA degree at Wuhan University. We believe Ms. Li is qualified to serve on our Board due to her management experience.

There are no family relationships between Ms. Zhang, Ms. Li and any director, executive officer, or person nominated or chosen by the Company to become a director of the Company. There are no transactions between the Company and either of Ms. Zhang and Ms. Li that are subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2020

YUNHONG INTERNATIONAL

By:	/s/ Patrick Orlando
Name: Patrick Orlando
Title: Chief Executive Officer